EXHIBIT 15.1

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        RE:  Pride International, Inc.
             Quarterly Report on Form 10-Q

        We are aware that our report dated August 13, 1999 on our review of interim financial information of Pride International, Inc. (the "Company") as of and for the periods ended June 30, 1999 and 1998 and included in the Company's quarterly report on Form 10-Q is incorporated by reference in its Registration Statements on Form S-8 and Form S-3 filed with the Securities and Exchange
Commission: Form S-8 (file no. 33-26854) filed on February 6, 1989; Form S-8 (file no. 33-44823) filed on December 30, 1991; Form S-8 (file no. 333-06823)
and Form S-8 (file no. 333-06825) filed on June 26, 1996; Form S-3 (file no. 333-21385) filed on April 4, 1997; Form S-8 (file no. 333-27661) filed on May 22, 1997; Form S-8 (file no. 333-35089) and Form S-8 (file no. 333-35093) filed on September 8, 1997, and Form S-3 (file no. 333-44925) filed on March 23, 1998. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meanings of Sections 7 and 11 of that Act.


Very truly yours,
PricewaterhouseCoopers LLP

Houston, Texas
August 13, 1999